SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549

           __________________________________

                        FORM 8-K
           __________________________________

                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934

           Date of Report:  February 23, 1999
    Date of Event (or earliest event) being reported:
                    February 23, 1999

                IPALCO ENTERPRISES, INC.
 (Exact name of registrant as specified in its charter)


         Indiana               1-8644           35-1575582
(State or other jurisdiction  (Commission      (IRS Employer
   of incorporation)          File Number)     Identification No.)


    One Monument Circle, Indianapolis, Indiana  46204
  (Address of principal executive offices)  (Zip Code)


   Registrant's telephone number, including area code:
                     (317) 261-8261

Item 5.  Other Event

     IPALCO Enterprises, Inc. issued the following press release on February 23, 1999, relating to the declaration of a stock distribution in the form of a two-for-one split of its outstanding common stock:

Media Contact:          Marni Lemons (317) 261-8219
                        e-mail:   mlemons@ipalco.com
Investor Contact:       Tracy Venable (317) 261-8259
                        e-mail:   tvenable@ipalco.com

- IPALCO Announces 2-for-1 Stock Split and 9.1% Increase
                      in Dividend -

Indianapolis, February 23, 1999 - IPALCO Enterprises,
Inc. (NYSE:IPL) announced today that its Board of Directors declared a 2-for-1 stock split of the Company's common stock and a 9.1 percent increase in the dividend.

On March 18, 1999, shareowners will receive one additional share for every share they own on the record date of March 5, 1999. Following the effective date of the split, IPALCO will have approximately 87 million shares outstanding.

The Board also increased the Company's quarterly dividend from $.275 to $.30 per share based on the Company's pre-split common stock or from $.1375 to $.15 per share post-split. The new annual indicated dividend level rose 9.1 percent from $1.10 per share to $1.20 per share on a pre-split basis, and from $.55 per share to $.60 per share on a post-split basis. The dividend is payable on April 15, 1999 to shareowners of record on March 30, 1999.

John R. Hodowal, Chairman and President, stated, "Today's decision reflects our strong 1998 financial performance which we achieved while still providing the lowest residential electric rates of the Indiana investor-owned utilities. The split also demonstrates management's and the Board's confidence in the Company's future and commitment to creating shareowner value. The stock split will result in a market price that may be more attractive to individual investors, potentially creating a broader market for the security. Our dividend increase is consistent with our financial policy of paying out 45 to 50 percent of prior year's earnings, adjusted for significant one-time items."

Mr. Hodowal commented that this is the fifth stock split by the Company with the other splits occurring in 1954, 1962, 1986 and 1996.

IPALCO Enterprises, Inc. is a multi-state energy company providing a variety of energy products and services. Its primary subsidiary, Indianapolis Power & Light Company, provides retail electric service to approximately 426,000 commercial, residential, and industrial customers in Indianapolis and portions of other Central Indiana counties.

News releases and other information about IPALCO can be found on the World Wide Web at http://www.ipalco.com.

                          # # #

                        SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 23, 1999

                         IPALCO ENTERPRISES, INC.



                         By  /s/ Bryan G. Tabler
                              Name:     Bryan G. Tabler
                              Title:    Vice President, Secretary
                                        and General Counsel